Exhibit 99.1

PRESS RELEASE Contact: eLoyalty Corporation Bill Noon, Vice President, Chief Financial Officer (847) 582-7019 ir@eloyalty.com	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045 www.eloyalty.com t 847.582.7000 f 847.582.7001

eLoyalty Announces Third Quarter 2010 Results

LAKE FOREST, IL, November 3, 2010 – eLoyalty Corporation (Nasdaq: ELOY), a leading Integrated Contact Solutions and Behavioral Analytics™ services company, today announced financial results for the third quarter ended September 25, 2010.

For the third quarter of 2010, total revenue was $23.3 million and the net loss was $2.8 million. The net loss available to common shareholders was $0.22 per share. eLoyalty realized an “Adjusted Earnings1” loss of $0.1 million for the third quarter of 2010. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

	Three Months Ended			Nine Months Ended
(000's)	9/25/2010	9/26/2009	% Change	9/25/2010	9/26/2009	% Change
Revenue:
Managed Services	$13,577	$12,651	7%	$39,432	$35,438	11%
Consulting Services	4,508	7,037	-36%	12,980	24,326	-47%

Services Revenue	18,085	19,688	-8%	52,412	59,764	-12%
Product	4,188	1,977	112%	10,206	14,847	-31%

Net Revenue	22,273	21,665	3%	62,618	74,611	-16%
Reimbursed expenses	1,075	1,033		2,667	2,996

Total Revenue	$23,348	$22,698	3%	$65,285	$77,607	-16%

Q3 Company Highlights

•	Signed $17.5 million of Managed Services contracts in the third quarter
•	Increased Managed Services Backlog[2] to $107.0 million
•	Grew Services revenues 5% sequentially
•	Grew Managed Services revenues 9% sequentially
•	Improved P&L sequentially to near breakeven Adjusted Earnings[1]

Q3 Behavioral AnalyticsTM Service Business Unit Highlights

•	Signed $6.9 million in new Managed Services contracts
•	Signed initial deployment with a top three Property and Casualty insurance company
•	Signed two contracts for new Fraud applications
•	Strengthened Managed Services pipeline for Q4 2010 and Q1 2011

Q3 Integrated Contact Solutions Business Unit Highlights

•	Grew ICS Managed Services Backlog[2] to a record of $48.1 million
•	Achieved significant Business Unit profitability
•	Built strong visibility going into Q4 2010 and Fiscal Year 2011

Fourth Quarter 2010 Guidance

eLoyalty currently expects its Fourth Quarter 2010 Services revenues will be approximately $18.5 million.

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, November 3, 2010. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the live call is completed until November 17, 2010, by dialing (800) 642-1687 or, for international callers, (706) 645-9291 and entering conference ID number 18432584.

About eLoyalty

eLoyalty enables its customers to achieve breakthrough results with revolutionary analytics and implementation of advanced VoIP applications. eLoyalty’s principal offerings include the Behavioral Analytics™ Service and Integrated Contact Solutions (ICS).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $13.7m in 2010; $42.9m in 2011; $29.7m in 2012; $20.7m in 2013 and thereafter.

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 25, 2010	Sept. 26, 2009	Sept. 25, 2010	Sept. 26, 2009
Revenue:
Services	$18,085	$19,688	$52,412	$59,764
Product	4,188	1,977	10,206	14,847

Revenue before reimbursed expenses (net revenue)	22,273	21,665	62,618	74,611
Reimbursed expenses	1,075	1,033	2,667	2,996

Total revenue	23,348	22,698	65,285	77,607
Operating expenses:
Cost of services	10,608	13,034	32,266	39,614
Cost of product	3,585	1,353	8,516	12,470

Cost of revenue before reimbursed expenses	14,193	14,387	40,782	52,084
Reimbursed expenses	1,075	1,033	2,667	2,996

Total cost of revenue, exclusive of depreciation and amortization shown below:	15,268	15,420	43,449	55,080
Selling, general and administrative	9,670	8,343	29,063	26,022
Severance and related costs	116	276	936	1,028
Depreciation and amortization	984	1,114	3,134	3,373

Total operating expenses	26,038	25,153	76,582	85,503

Operating loss	(2,690)	(2,455)	(11,297)	(7,896)
Interest and other (expense) income, net	(47)	287	(65)	93

Loss from continuing operations before income taxes	(2,737)	(2,168)	(11,362)	(7,803)
Income tax (provision) benefit	(15)	18	(58)	(16)

Loss from continuing operations	(2,752)	(2,150)	(11,420)	(7,819)
Loss on discontinued operations	—	—	(136)	—

Net loss	(2,752)	(2,150)	(11,556)	(7,819)
Dividends related to Series B Stock	(316)	(322)	(956)	(969)

Net loss available to common stockholders	$(3,068)	$(2,472)	$(12,512)	$(8,788)

Per common share:
Basic loss from continuing operations	$(0.20)	$(0.16)	$(0.84)	$(0.59)

Basic loss from discontinued operations	$—	$—	$(0.01)	$—

Basic net loss available to common stockholders	$(0.22)	$(0.19)	$(0.92)	$(0.66)

Per common share:
Diluted loss from continuing operations	$(0.20)	$(0.16)	$(0.84)	$(0.59)

Diluted loss from discontinued operations	$—	$—	$(0.01)	$—

Diluted net loss available to common stockholders	$(0.22)	$(0.19)	$(0.92)	$(0.66)

Shares used to calculate basic net loss per share	13,784	13,317	13,644	13,218

Shares used to calculate diluted net loss per share	13,784	13,317	13,644	13,218

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of services	$23	$34	$95	$419
Selling, general and administrative	1,469	1,222	4,338	4,262
Severance and related costs	—	—	76	248

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 25, 2010	December 26, 2009
ASSETS:
Current Assets:
Cash and cash equivalents	$14,029	$28,982
Restricted cash	3,745	3,745
Receivables, (net of allowances of $92 and $151)	10,149	9,313
Prepaid expenses	14,082	10,126
Other current assets	2,166	944

Total current assets	44,171	53,110
Equipment and leasehold improvements, net	5,729	6,194
Goodwill	2,643	2,643
Intangibles, net	430	476
Other long-term assets	11,452	8,180

Total assets	$64,425	$70,603

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$4,275	$3,634
Accrued compensation and related costs	4,468	5,762
Unearned revenue	21,600	20,436
Other current liabilities	4,456	5,067

Total current liabilities	34,799	34,899
Long-term unearned revenue	13,043	9,526
Other long-term liabilities	1,119	1,705

Total liabilities	48,961	46,130

Redeemable Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,549,160 and 3,616,169 shares issued and outstanding at September 25, 2010 and December 26, 2009, respectively, with a liquidation preference of $19,051 and $19,733 at September 25, 2010 and December 26, 2009, respectively	18,101	18,442

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 15,592,431 and 14,871,521 shares issued at September 25, 2010 and December 26, 2009, respectively; and 14,769,819 and 14,220,279 outstanding at September 25, 2010 and December 26, 2009, respectively	156	149
Additional paid-in capital	207,494	203,627
Accumulated deficit	(202,377)	(190,821)
Treasury stock, at cost, 822,612 and 651,242 shares at September 25, 2010 and December 26, 2009, respectively	(4,251)	(3,295)
Accumulated other comprehensive loss	(3,659)	(3,629)

Total stockholders’ (deficit) equity	(2,637)	6,031

Total liabilities and stockholders’ equity	$64,425	$70,603

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Nine Months Ended
	September 25, 2010	September 26, 2009
Cash Flows from Operating Activities:
Net loss	$(11,556)	$(7,819)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,134	3,373
Stock-based compensation	4,433	4,681
Loss on discontinued operations	136	—
(Reversal) provision for uncollectible amounts	(79)	10
Severance and related costs	89	248
Changes in assets and liabilities:
Receivables	(779)	(1,339)
Prepaid expenses	(7,396)	(8,323)
Other assets	(1,220)	(1,456)
Accounts payable	650	(270)
Accrued compensation and related costs	(1,292)	957
Unearned revenue	4,695	17,678
Other liabilities	31	(502)

Net cash (used in) provided by operating activities	(9,154)	7,238

Cash Flows from Investing Activities:
Capital expenditures and other	(2,425)	(2,987)
Sale of short-term investments	—	337

Net cash used in investing activities	(2,425)	(2,650)

Cash Flows from Financing Activities:
Payment of Series B Stock dividends	(1,297)	(648)
Principal payments under capital lease obligations	(1,238)	(994)
Acquisition of treasury stock	(956)	(715)
Increase in restricted cash	—	(91)
Proceeds from stock compensation and employee stock purchase plans, net	133	112

Net cash used in financing activities	(3,358)	(2,336)

Effect of exchange rate changes on cash and cash equivalents	(16)	81

(Decrease) increase in cash and cash equivalents	(14,953)	2,333
Cash and cash equivalents, beginning of period	28,982	27,064

Cash and cash equivalents, end of period	$14,029	$29,397

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$215	$865
Capital equipment purchased on credit	215	865
Change in net unrealized security loss	—	(108)

Supplemental Disclosures of Cash Flow Information:
Interest paid	$(125)	$(293)

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 25, 2010	Sept. 26, 2009	Sept. 25, 2010	Sept. 26, 2009
GAAP — Operating loss	$(2,690)	$(2,455)	$(11,297)	$(7,896)

Add back (reduce) the effect of:
Stock-based compensation	1,492	1,256	4,433	4,681
Severance and related costs	116	276	936	1,028
Depreciation and amortization	984	1,114	3,134	3,373

Adjusted earnings measure — (loss) income	$(98)	$191	$(2,794)	$1,186